NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
February 11, 2014

2013 OPERATING RESULTS ANNOUNCED
BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 11, 2014 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2013. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenues	$103,648	$89,059	$392,327	$331,536

Net earnings available to common stockholders	$35,382	$35,901	$132,222	$121,489
Net earnings per common share	$0.29	$0.32	$1.10	$1.11

FFO available to common stockholders	$60,646	$51,012	$229,518	$193,682
FFO per common share	$0.50	$0.46	$1.91	$1.77

Recurring FFO available to common stockholders	$61,815	$51,106	$230,965	$189,759
Recurring FFO per common share	$0.51	$0.46	$1.93	$1.74

AFFO available to common stockholders	$63,603	$54,182	$238,917	$200,839
AFFO per common share	$0.52	$0.48	$1.99	$1.84

•	Portfolio occupancy was 98.2% at December 31, 2013, as compared to 98.1% at September 30, 2013, and 97.9% at December 31, 2012

2013 Highlights:

•	Increased annual Recurring FFO per share 10.9%

•	Dividend yield at December 31, 2013 of 5.3%

•
Dividends per share increased to $1.60 marking the 24th consecutive year of annual dividend increases - one of only four equity REITs and one of only 102 public companies with 24 or more consecutive annual dividend increases

•	Maintained high occupancy levels at 98.2% with weighted average remaining lease term of 12 years

•	Invested $629.9 million in 275 properties with an aggregate 1,652,000 square feet of gross leasable area at an initial cash yield of 7.8%

•	Sold 35 properties for $61.0 million producing $5.4 million of gains on sale, net of income tax and noncontrolling interest at a cap rate of 7.5%

2013 Highlights (continued):

•	Raised $886.0 million of new long term capital at attractive pricing

◦	Raised $264.1 million in net proceeds from the issuance of 7,721,883 common shares

◦	Raised $277.6 million in net proceeds from the issuance of 5.70% Series E preferred stock

◦	Raised $344.3 million in net proceeds from the issuance of 3.30% senior unsecured notes due 2023

•	Settled $223.0 million principal amount of 5.125% convertible senior notes due 2028

•	Over 99% of properties are not encumbered with secured mortgage debt

•	In January 2013, Fitch Ratings upgraded NNN’s unsecured debt rating to BBB+

•	In November 2013, Moody’s Investors Service upgraded NNN’s unsecured debt rating to Baa1

Investments and Dispositions for the quarter ended December 31, 2013:

•	Investments:

◦	$59.6 million in property investments, including the acquisition of 14 properties with an aggregate 183,000 square feet of gross leasable area

•	Dispositions:

◦	4 properties with net proceeds of $8.4 million producing $2.0 million of gains on sales, net of income tax

Craig Macnab, Chief Executive Officer, commented: "Growing FFO and AFFO per share results 8% in 2013 while deleveraging an already strong balance sheet is the continuation of a trend during recent years.  Over the past three years, we have been able to grow FFO and AFFO per share results more than 25% while funding 80% of our $2.1 billion of acquisitions with permanent capital consisting of equity and asset disposition proceeds. We are well positioned to deliver solid per share growth in 2014 and we are optimistic this will be our 25th consecutive year of increased dividends per share. We will continue to build value by allocating capital to the disciplined acquisition of well underwritten retail properties, focusing on increasing per share results as opposed to asset size goals and maintaining a conservative and flexible balance sheet."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2013, the company owned 1,860 properties in 47 states with a gross leasable area of approximately 20.4 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 11, 2014, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the SEC for the year ended December 31, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has earnings from discontinued operations. The company classified the revenues and expenses related to properties which generated revenue and were sold or generated revenue and were held for sale as of December 31, 2013, as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company's reported total revenues and total and per share earnings from continuing operations and an increase in the company's earnings from discontinued operations. However; the company's total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Income Statement Summary

Revenues:
Rental and earned income	$98,868	$84,458	$375,460	$315,037
Real estate expense reimbursement from tenants	3,907	3,564	13,110	11,587
Interest and other income from real estate transactions	372	428	1,467	2,239
Interest income on commercial mortgage residual interests	501	609	2,290	2,673
	103,648	89,059	392,327	331,536

Retail operations:
Revenues	—	—	—	19,008
Operating expenses	—	—	—	(18,542)
Net	—	—	—	466

Operating expenses:
General and administrative	7,367	8,905	32,576	32,187
Real estate	5,519	4,661	18,100	17,041
Depreciation and amortization	27,172	20,185	99,246	73,707
Impairment – commercial mortgage residual interests valuation	1,169	94	1,185	2,812
Impairment losses and other charges, net of recoveries	—	—	1,972	3,088
	41,227	33,845	153,079	128,835

Other expenses (revenues):
Interest and other income	(60)	(318)	(1,493)	(2,232)
Interest expense	20,074	20,767	85,283	83,192
	20,014	20,449	83,790	80,960

Gain on disposition of real estate	173	—	173	—
Income tax benefit (expense)	(254)	(221)	(618)	6,947
Equity in earnings of unconsolidated affiliate	—	—	—	4,074

Earnings from continuing operations	42,326	34,544	155,013	133,228

Earnings from discontinued operations, net of income tax expense	1,908	6,103	5,072	8,709

Earnings including noncontrolling interests	44,234	40,647	160,085	141,937

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	10	34	286	107
Discontinued operations	(3)	(18)	(226)	(29)
	7	16	60	78

Net earnings attributable to NNN	44,241	40,663	160,145	142,015
Series C preferred stock dividends	—	—	—	(1,979)
Series D preferred stock dividends	(4,762)	(4,762)	(19,047)	(15,449)
Series E preferred stock dividends	(4,097)	—	(8,876)	—
Excess of redemption value over carrying value of Series C preferred shares redeemed	—	—	—	(3,098)
Net earnings available to common stockholders	$35,382	$35,901	$132,222	$121,489

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Weighted average common shares outstanding:
Basic	121,118	109,393	118,204	106,965
Diluted	121,309	112,013	119,865	109,118

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.27	$0.27	$1.07	$1.05
Discontinued operations	0.02	0.06	0.04	0.08
Net earnings	$0.29	$0.33	$1.11	$1.13

Diluted:
Continuing operations	$0.27	$0.26	$1.06	$1.03
Discontinued operations	0.02	0.06	0.04	0.08
Net earnings	$0.29	$0.32	$1.10	$1.11

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$35,382	$35,901	$132,222	$121,489
Real estate depreciation and amortization:
Continuing operations	27,113	20,128	99,020	73,586
Discontinued operations	23	224	371	1,480
Joint venture real estate depreciation	—	—	—	112
Joint venture gain on disposition of real estate	—	—	—	(2,341)
Gain on disposition of real estate, net of tax and noncontrolling interest	(1,975)	(6,510)	(5,442)	(10,956)
Impairment losses – real estate	103	1,269	3,347	10,312
Total FFO adjustments	25,264	15,111	97,296	72,193
FFO available to common stockholders	$60,646	$51,012	$229,518	$193,682

FFO per share:
Basic	$0.50	$0.47	$1.94	$1.81
Diluted	$0.50	$0.46	$1.91	$1.77

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$35,382	$35,901	$132,222	$121,489
Total FFO adjustments	25,264	15,111	97,296	72,193
FFO available to common stockholders	60,646	51,012	229,518	193,682

Excess of redemption value over carrying value of preferred share redemption	—	—	—	3,098
Impairment – commercial mortgage residual interests valuation	1,169	—	1,185	2,812
Impairment losses and other charges, net of recoveries	—	94	759	(198)
Income tax benefit	—	—	—	(7,671)
Joint venture disposition fee and promote income	—	—	—	(1,964)
Notes receivable redemption income	—	—	(497)	—
Total Recurring FFO adjustments	1,169	94	1,447	(3,923)
Recurring FFO available to common stockholders	$61,815	$51,106	$230,965	$189,759

Recurring FFO per share:
Basic	$0.51	$0.47	$1.95	$1.77
Diluted	$0.51	$0.46	$1.93	$1.74

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$35,382	$35,901	$132,222	$121,489
Total FFO adjustments	25,264	15,111	97,296	72,193
Total Recurring FFO adjustments	1,169	94	1,447	(3,923)
Recurring FFO available to common stockholders	61,815	51,106	230,965	189,759

Straight-line accrued rent	483	160	165	(897)
Net capital lease rent adjustment	343	402	1,573	1,623
Below market rent amortization	(613)	(627)	(2,445)	(2,492)
Stock based compensation expense	1,934	2,375	7,459	8,131
Capitalized interest expense	(359)	(336)	(1,369)	(1,540)
Convertible debt interest expense (non-cash portion)	—	1,102	2,072	4,291
Joint venture disposition fee and promote income	—	—	—	1,964
Notes receivable redemption income	—	—	497	—
Total AFFO adjustments	1,788	3,076	7,952	11,080
AFFO available to common stockholders	$63,603	$54,182	$238,917	$200,839

AFFO per share:
Basic	$0.53	$0.50	$2.02	$1.88
Diluted	$0.52	$0.48	$1.99	$1.84

Other Information:
Percentage rent	$757	$620	$1,558	$1,192
Amortization of debt costs	$658	$78	$3,118	$2,584
Scheduled debt principal amortization (excluding maturities)	$275	$256	$1,070	$1,187
Non-real estate depreciation expense	$63	$62	$248	$143
Real estate acquisition costs (included in general and administrative expenses)	$35	$30	$1,694	$375

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to properties which were sold or were held for sale as of December 31, 2013 and generated revenue, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues:
Rental and earned income	$363	$1,354	$2,822	$7,693
Real estate expense reimbursement from tenants	97	60	327	383
Interest and other income from real estate transactions	1	5	37	17
	461	1,419	3,186	8,093

Expenses:
General and administrative	2	13	219	20
Real estate	122	184	600	1,026
Depreciation and amortization	23	224	371	1,480
Impairment losses and other charges	103	1,269	2,149	7,026
Interest	135	180	580	732
	385	1,870	3,919	10,284

Gain on disposition of real estate	1,870	6,510	6,272	10,956
Income tax benefit (expense)	(38)	44	(467)	(56)

Earnings from discontinued operations including noncontrolling interests	1,908	6,103	5,072	8,709
Loss attributable to noncontrolling interests	(3)	(18)	(226)	(29)
Earnings from discontinued operations attributable to NNN	$1,905	$6,085	$4,846	$8,680

National Retail Properties, Inc. (in thousands) (unaudited)

	December 31, 2013	December 31, 2012
Balance Sheet Summary

Assets:
Cash and cash equivalents	$1,485	$2,076
Receivables, net of allowance	4,107	3,112
Mortgages, notes and accrued interest receivable	17,119	27,770
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,253,364	3,794,044
Accounted for using the direct financing method	18,342	23,217
Real estate held for sale	15,344	17,546
Commercial mortgage residual interests	11,721	13,096
Accrued rental income, net of allowance	24,797	25,458
Debt costs, net of accumulated amortization	12,877	12,781
Other assets	95,367	68,926
Total assets	$4,454,523	$3,988,026

Liabilities:
Line of credit payable	$46,400	$174,200
Mortgages payable, net of unamortized premium	9,475	10,602
Notes payable - convertible, net of unamortized discount	—	236,500
Notes payable, net of unamortized discount	1,514,184	1,165,662
Accrued interest payable	17,142	17,527
Other liabilities	89,037	85,950
Total liabilities	1,676,238	1,690,441

Stockholders’ equity of NNN	2,777,045	2,296,285
Noncontrolling interests	1,240	1,300
Total equity	2,778,285	2,297,585

Total liabilities and equity	$4,454,523	$3,988,026

Common shares outstanding	121,992	111,555

Gross leasable area, Property Portfolio (square feet)	20,402	19,168

National Retail Properties, Inc Debt Summary As of December 31, 2013 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$46,400	$46,400	L + 107.5 bps	-	October 2016

Unsecured notes payable:
2014	150,000	149,975	6.25%	5.91%	June 2014
2015	150,000	149,904	6.15%	6.19%	December 2015
2017	250,000	249,596	6.88%	6.92%	October 2017
2021	300,000	296,570	5.50%	5.69%	July 2021
2022	325,000	320,576	3.80%	3.98%	October 2022
2023	350,000	347,563	3.30%	3.39%	April 2023
Total	1,525,000	1,514,184

Total unsecured debt	$1,571,400	$1,560,584

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$6,457	5.75%	April 2016
Mortgage	2,257	6.90%	January 2017
Mortgage(2)	761	8.62%	April 2014 - April 2019
	$9,475
(1) Includes unamortized premium
(2) Represents the total balance of five separate mortgage loans and their weighted average interest rate

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Line of Trade	2013(1)	2012 (2)
1.	Convenience stores	19.7%	19.8%
2.	Restaurants - full service	9.7%	10.7%
3.	Automotive service	7.6%	7.6%
4.	Restaurants - limited service	5.5%	5.2%
5.	Automotive parts	5.1%	5.6%
6.	Theaters	4.5%	4.7%
7.	Health and fitness	4.3%	3.7%
8.	Banks	4.1%	0.2%
9.	Sporting goods	3.7%	4.0%
10.	Recreational vehicle dealers, parts and accessories	3.2%	2.7%
11.	Wholesale clubs	3.1%	3.4%
12.	Consumer electronics	2.7%	3.0%
13.	Drug stores	2.6%	3.0%
14.	Home improvement	2.5%	3.0%
15.	Family entertainment centers	2.3%	2.1%
16.	Travel plazas	2.1%	2.2%
17.	Home furnishings	1.6%	1.6%
18.	Medical service providers	1.6%	1.1%
19.	Books	1.6%	1.8%
20.	Grocery	1.5%	1.7%
	Other	11.0%	12.9%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.4%	6.	Virginia	4.6%
2.	Florida	10.5%	7.	Indiana	3.9%
3.	Illinois	5.3%	8.	California	3.5%
4.	Georgia	4.8%	9.	Ohio	3.4%
5.	North Carolina	4.7%	10.	Pennsylvania	3.3%

(1)	Based on the annualized base rent for all leases in place as of December 31, 2013.

(2)	Based on the annualized base rent for all leases in place as of December 31, 2012.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (>2.0%)

	Properties	% of Total (1)
Susser Holdings	86	5.0%
Mister Car Wash	85	4.9%
Pantry	84	4.4%
7-Eleven	68	4.2%
LA Fitness	20	4.2%
SunTrust	121	3.9%
AMC Theatre	15	3.6%
Camping World	24	3.2%
BJ's Wholesale Club	7	3.1%
Best Buy	19	2.6%
Gander Mountain	10	2.3%
Energy Transfer Partners (Sunoco)	38	2.1%
Road Ranger	27	2.1%
Pull-A-Part	20	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2014	1.4%	32	434,000	2020	3.1%	97	916,000
2015	1.6%	32	482,000	2021	4.6%	99	918,000
2016	1.7%	32	567,000	2022	6.9%	92	1,150,000
2017	3.5%	46	1,009,000	2023	3.3%	54	962,000
2018	8.3%	186	1,957,000	2024	2.2%	33	504,000
2019	3.5%	57	1,005,000	Thereafter	59.9%	1,059	9,968,492

(1)	Based on the annual base rent of $395,594,000, which is the annualized base rent for all leases in place as of December 31, 2013.

(2)	As of December 31, 2013, the weighted average remaining lease term is 12 years.

(3)	Square feet.